Exhibit 10.2

FIRST AMENDMENT TO ASSET CONTRIBUTION AGREEMENT

This FIRST AMENDMENT TO ASSET CONTRIBUTION AGREEMENT (this “First Amendment”), dated as of June 17, 2010 (the “Current Contribution Date”), is entered into between FS INVESTMENT CORPORATION, a Maryland corporation, as contributor (“Contributor”), and BROAD STREET FUNDING LLC, as contributee (“Contributee”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Asset Contribution Agreement.

RECITALS:

A. The Contributor and Contributee are parties to the Asset Contribution Agreement dated as of March 10, 2010 (the “Asset Contribution Agreement”), which provides, among other things, for Contributor to convey to Contributee all of Contributor’s right, title and interest in and to the Contributed Assets.

B. The Contributor desires, among other things, to contribute additional assets under the Asset Contribution Agreement and to amend Schedule 1 in accordance with Section 2.1(b) of the Asset Contribution Agreement and to make such other changes as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Asset Contribution Agreement. Effective as of the Current Contribution Date, the Asset Contribution Agreement is hereby amended as follows:

(a) The preamble of the Asset Contribution Agreement is amended by replacing “This ASSET CONTRIBUTION AGREEMENT (this Agreement”), dated as of March 10, 2010,” with “This ASSET CONTRIBUTION AGREEMENT, dated as of March 10, 2010 (as amended from time to time, this “Agreement”).” For the avoidance of doubt, and without limiting the foregoing, references to “Agreement” in the Asset Contribution Agreement in connection with any representations or warranties made as of the Current Contribution Date shall be deemed to be the Asset Contribution Agreement as amended by this First Amendment.

(b) Section 1.1 is amended by adding to the end of the definition of “Credit Agreement” (immediately before the period) the words: “as amended”.

(c) Schedule 1 is amended as follows:

(i) replacing “March 10, 2010” with “June 17, 2010”;

(ii) Adding the following as a new sub-header immediately after the heading of such Schedule:

“Assets Contributed on the Closing Date:”; and

(iii) adding the following to the end of such schedule:

“ Assets Contributed on the June 17 Contribution Date:

Fund Investment type	Obligor (ticker)	Currency	Description	Principal Balance (as of June 17, 2010)	Stated Maturity	Outstanding Facility Size
Bank Loan	Edwards (Cayman Islands I) Limited	USD	Term Loan (Second)	2,030,394	11/28/2014	185,000,000
Bank Loan	McKechnie Aerospace Holdings	USD	Loan (Second Lien)	1,380,036	05/11/2015	150,000,000
Bank Loan	Avaya Inc	USD	Term B-1 Loan	853,711	10/24/2014	3,800,000,000
Bank Loan	FR Brand Acquisition Corp	USD	Second Lien Term A	1,813,054	02/07/2015	300,000,000
Bank Loan	First Data Corp	USD	Initial Tranche B-3	1,685,513	09/24/2015	3,000,000,000
Bank Loan	TXU	USD	Initial Tranche B-2	2,405,735	10/10/2014	7,000,000,000
Bank Loan	Asurion Corp	USD	Second Lien Term A	1,970,244	07/03/2015	580,000,000

”

Section 2. Representations and Warranties of the Contributor as to Itself. In addition to the representations and warranties made as of a Contribution Date under the Asset Contribution Agreement, the Contributor hereby makes the following additional representations and warranties as of the Current Contribution Date, which additional representations and warranties shall be deemed to have been made under, and contained in, the Asset Contribution Agreement (including, without limitations, for purposes of Section 2.4(a)(ii) of the Asset Contribution Agreement and shall survive the contribution, transfer and assignment of the Contributed Assets by Contributor to Contributee:

(a) Power and Authority; No Conflicts. The execution and delivery by Contributor of this First Amendment and its performance of, and compliance with, the terms hereof are within the power of Contributor and have been duly authorized by all necessary corporate action on the part of Contributor. Neither the execution and delivery of this First Amendment, nor the consummation of the transactions herein contemplated to be consummated by Contributor nor compliance with the provisions hereof, will conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Contributor or its properties, or the by-laws, certificate of incorporation, articles of association, or other organizational documents and agreements of Contributor or any of the provisions of any indenture, mortgage, lease, license, contract or other instrument to which Contributor is a party or by which it or its property is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its material property pursuant to the terms of any such indenture, mortgage, leases, contract or other instrument, in each case where such breach or default or creation or imposition would reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder.

(b) Consents. Contributor is not required to obtain the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance by Contributor of this First Amendment, the consummation of the transactions contemplated by this Agreement, or the validity or enforceability of this First Amendment against Contributor.

(c) Due Execution and Delivery. This First Amendment has been duly executed and delivered by Contributor and constitutes a legal, valid and binding instrument enforceable against Contributor in accordance with its terms (subject to applicable insolvency laws and to general principles of equity).

(d) No Litigation. There are no Actions pending or, to the knowledge of Contributor, threatened against or affecting Contributor, before or by any Governmental Authority having jurisdiction over Contributor or any of its properties or with respect to any of the transactions contemplated by this First Amendment or the Credit Agreement (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this First Amendment or the Credit Agreement, or (ii) which could reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder. Contributor is in compliance with all requirements of law except to the extent that the failure to comply therewith would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the aggregate value of the Contributed Assets hereunder.

(e) Due Qualification. Contributor has obtained or made all material licenses, registrations, consents, approvals, waivers and notifications of creditors, lessors and other Persons, in each case, in connection with the execution and delivery of this First Amendment by Contributor, and the consummation by Contributor of all the transactions herein contemplated to be consummated by Contributor and the performance of its obligations hereunder.

(f) Solvency. Contributor is not, and after giving effect to the contribution of the Contributed Assets hereunder will not be, Insolvent.

(g) No Fraudulent Transfer. Contributor is not entering into this First Amendment with the intent (whether actual or constructive) to hinder, delay or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Contributed Assets reflected in the increase in value of its equity interest in Contributee.

Section 3. Conditions Precedent. It shall be a condition precedent to the effectiveness of this First Amendment that each of the following conditions are satisfied:

(a) the parties hereto shall have executed counterparts of this First Amendment;

(b) Representations and Warranties True. Each of the representations and warranties of Contributor made as of the Current Contribution Date under this First Amendment and under the Asset Contribution Agreement shall be true and correct in all material respects as of the Current Contribution Date (or such other date as of which such representations and warranties are made and/or deemed to be made), and Contributor shall have performed, in all material respects, the obligations to be performed by it hereunder on or prior to the Current Contribution Date.

(c) Documents to Be Delivered by Contributor.

(1) On or prior to the Current Contribution Date, Contributor shall have delivered an Officer’s Certificate of Contributor (A) with respect to the due authorization, execution and delivery of this First Amendment and (B) certifying that (1) the attached copy of the resolutions of the Board of Directors authorizing such Contributor’s entering into this First Amendment is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Contribution Date, (3) the attached copies of Contributor’s charter and bylaws are true and complete copies thereof, (4) such charter and by-laws have not been rescinded and are in full force and effect on and as of such Contribution Date, (5) the Authorized Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (6) all representations and warranties to be made as of the Current Contribution Date under this First Amendment are each true and correct in all material respects.

(2) Contributee and the Lender shall have received on the Current Contribution Date, at the expense of Contributor, opinions of counsel in form and substance reasonably satisfactory to Contributee and the Lender, it being agreed that delivery of the legal opinions in accordance with the first amendment to the Credit Agreement shall satisfy this clause (2).

Section 4. Miscellaneous.

(a) Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

(b) Waivers; Amendments. No failure or delay on the part of any party or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. Any provision of this First Amendment may be amended only if such amendment is executed by the parties hereto in writing.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this First Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this First Amendment and shall in no way affect the validity or enforceability of the other provisions of this First Amendment.

(d) Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(g) Entire Agreement. This First Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CONTRIBUTOR

FS INVESTMENT CORPORATION, as Contributor

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature page to First Amendment to Asset Contribution Agreement]

CONTRIBUTEE:

BROAD STREET FUNDING LLC as Contributee

By:	Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

[Signature page to First Amendment to Asset Contribution Agreement]